Exhibit (h-19)

AMENDMENT

TO

ACCOUNTING AGENCY AGREEMENT

THIS AMENDMENT TO ACCOUNTING AGENCY AGREEMENT (this “Amendment”) is made as of December 7, 2021 by and between BROWN BROTHERS HARRIMAN & CO., a limited partnership organized under the laws of the State of New York (“BBH&Co.” or the “Administrator”), and each of the management investment companies (each a “Fund”) set forth on Appendix A hereto registered with the Securities and Exchange Commission under the Investment Company Act of 1940 acting on behalf of their portfolios thereof, if any (each a “Portfolio”).

WHEREAS, the Administrator and each Fund entered into an Accounting Agency Agreement, dated as of February 29, 2008 (as amended, modified and/or supplemented to date (the “Agreement”). All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement; and

WHEREAS, the Administrator and each Fund desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the Administrator and each Fund hereby agree as follows:

1.        The Agreement is hereby amended by deleted the existing Appendix A in its entirety and replaced with the Appendix A attached hereto.

2.        Except as specifically amended hereby, the Agreement remains unchanged, in full force and effect and binding on the parties in accordance with its terms. Each Fund hereby ratifies and affirms all terms and provisions of the Agreement, as amended hereby.

3.        This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original. This Amendment shall become effective when one or more counterparts have been signed and delivered by each of the parties. A photocopy or telefax of the Amendment shall be acceptable evidence of the existence of the Amendment and the Administrator shall be protected in relying on the photocopy or telefax until the Administrator has received the original of the Agreement.

4.       This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions.

5.      This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to Administrative Agency Agreement effective as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.

By: /s/ Hugh Bolton
Name: Hugh Bolton
Title: Managing Director
Date: 1 December 2021

Each of the Management Investment Companies

set forth on Appendix A hereto acting on behalf

of their respective Portfolios thereof, if any

By: /s/ Tina Payne
Name: Tina Payne
Title: Secretary and Chief Compliance Officer
Date: December 1,2021

APPENDIX A

TO

ACCOUNTING AGENCY AGREEMENT

LIST OF FUNDS

Dated as of December 7, 2021

The following is a list of Funds for which BBH shall serve under the Accounting Agency Agreement dated as of February 29, 2008:

The Alger Funds

•  Alger Small Cap Growth Fund
•  Alger Mid Cap Growth Fund
•  Alger International Focus Fund
•  Alger Capital Appreciation Fund
•  Alger Health Sciences Fund
•  Alger Small Cap Focus Fund
•  Alger Mid Cap Focus Fund
•  Alger Weatherbie Specialized Growth Fund
•  Alger Growth & Income Fund
•  Alger 35 Fund
•  Alger Weatherbie Enduring Growth Fund

The Alger Institutional Funds	• Alger Small Cap Growth Institutional Fund • Alger Mid Cap Growth Institutional Fund • Alger Focus Equity Fund • Alger Capital Appreciation Institutional Fund

The Alger Funds II	• Alger Spectra Fund • Alger Responsible Investing Fund • Alger Dynamic Opportunities Fund • Alger Emerging Markets Fund

The Alger Portfolios

•  Alger Small Cap Growth Portfolio
•  Alger Mid Cap Growth Portfolio
•  Alger Large Cap Growth Portfolio
•  Alger Balanced Portfolio
•  Alger Capital Appreciation Portfolio
•  Alger Growth & Income
•  Alger Weatherbie Specialized Growth Portfolio

Alger Global Focus Fund